UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2017  (February 2, 2017)

UNION PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, Diane K. Duren, Senior Vice President and Corporate Secretary of Union Pacific Corporation (the “Company”) will retire from the Company on February 28, 2017, after 31 years of service.

In connection with Ms. Duren’s retirement and in consideration for her service to the Company, the Board of Directors of the Company, acting upon the recommendation from the Compensation and Benefits Committee, approved on February 2, 2017, the pro rata vesting of a retention stock unit award previously granted to Ms. Duren on February 6, 2014, with a four-year vesting period.  Ms. Duren will receive 34,263 shares under this award and will forfeit the remaining shares.  The remainder of Ms. Duren’s unvested outstanding stock awards will be forfeited upon her retirement.

In addition, the Board of Directors appointed Eric L. Butler, Executive Vice President and Chief Administrative Officer, as Corporate Secretary, effective February 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2017

UNION PACIFIC CORPORATION

By:	/s/ James J. Theisen, Jr.
James J. Theisen, Jr.
Associate General Counsel, Chief Compliance Officer and Assistant Secretary